Exhibit 10.3

AMENDMENT TO RETENTION AGREEMENT

with Deborah M. Derby

            This amendment (this “Amendment”), effective as of February 11, 2005, by and between Toys “R” Us, Inc., a Delaware corporation (the “Company”), and Deborah M. Derby (“Executive”), amends that certain Retention Agreement, dated as of October 31, 2004, by and between the Company and Executive (the “Retention Agreement”).

            In consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Retention Agreement as follows:

            1.  Section 2 of the Retention Agreement entitled “Term” is hereby deleted in its entirety and the following is substituted therefor:

“Term.  Unless earlier terminated herein in accordance with Section 6 hereof, this Agreement shall be for a term beginning on the Effective Date and ending on January 31, 2007 (the “Employment Period”).  The Employment Period shall, without further action by Executive or the Company, end on January 31, 2007; provided, however, the Company shall give Executive notice on or before July 31, 2006 if it does not intend to offer Executive a new Retention Agreement on or about January 31, 2007 on terms substantially similar (other than as to compensation amounts) to those proposed to be offered to other executive officers at that time.  The expiration of the Employment Period for purposes of this Agreement need not signify the termination of Executive’s employment with the Company, but will signify the termination of this Agreement as it governs such employment relationship, other than as provided in Section 7(i).”

            2.  As amended hereby, the Retention Agreement shall be and remain in full force and effect.

            IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

EXECUTIVE

/s/ Deborah M. Derby
Deborah M. Derby

TOYS “R” US, INC.

By:	/s/ John H. Eyler, Jr.
John H. Eyler, Jr.
Chairman of the Board, President and Chief Executive Officer